Exhibit 99.1

Senator Kelly Loeffler Appointed to PublicSq.’s Board of Directors

July 26, 2023 09:00 AM Eastern Daylight Time

WEST PALM BEACH, Fla.--(BUSINESS WIRE)--PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSq.”), a leading marketplace of patriotic businesses and consumers, today announced that Senator Kelly L. Loeffler has been appointed to the Company’s Board of Directors.

“Senator Kelly Loeffler is a pitch-perfect addition to the PublicSq. Board of Directors. No one brings as much Wall Street, public sector, and entrepreneurial experience while fully understanding the 100+ million Americans and small business owners that we are built to serve,” said Michael Seifert, PublicSq.’s Chairman of the Board and CEO. “Kelly is further proof that our Company will attract extraordinary talent to grow and serve our multi-billion dollar untapped values-aligned marketplace.”

In 2002, Ms. Loeffler helped lead Intercontinental Exchange’s (NYSE: ICE) successful IPO on the New York Stock Exchange. She launched Bakkt (NYSE: BKKT) as its Founding Chief Executive Officer in 2018. In December 2019, she was appointed to represent Georgia in the U.S. Senate. She has served on numerous corporate and nonprofit boards including the Atlanta Sports Council, the Atlanta Symphony Orchestra, Bakkt Inc., Georgia Power, Grady Memorial Hospital Corp., Georgia Research Alliance, Metro Atlanta Red Cross, and Skyland Trail. She currently serves on the Boards of the Republican State Leadership Committee, the University System of Georgia Foundation, and Atlanta’s Holy Spirit Preparatory School.

“I am thrilled to join the Board of Directors at PublicSq.,” said Loeffler. “This business is providing an alternative to tens of millions of Americans who seek to buy from companies that share their values. I look forward to supporting the PublicSq. team as they bring about this commercial revolution. And while still in their infancy, PublicSq. has already achieved tremendous growth and yet has so much more potential that I am eager to help them reach.”

Loeffler assumes the Board seat previously held by Caroline Carralero, who will turn her attention full-time to EveryLife Inc. (“EveryLife”), a wholly-owned subsidiary of PublicSq., where Carralero is CEO.

Michael Seifert said, in closing, “Today is another exciting day at PublicSq. I am thrilled to welcome Kelly to the Board, and I am also delighted with the early progress of our owned and operated EveryLife brand, which has quickly surpassed our internal growth expectations since its very recent launch in mid-July.”

About PublicSq.

PublicSq. is an app and website that connects patriotic Americans to high-quality businesses that share their values, both online and in their local communities. The primary mission of the platform is to help consumers “shop their values” and put purpose behind their purchases. In less than one year since its nationwide launch, PublicSq. has seen tremendous growth and proven to the nation that the parallel, “patriotic” economy can be a major force in commerce. The platform has over 50,000 businesses from a variety of different industries and over one million consumer members. It is free to join for both consumers and business owners alike, and to learn more, download the app on the App Store or Google Play, or visit PublicSq.com.

About EveryLife Inc.

EveryLife Inc. began with a simple mission: to provide premium products for every baby, because every baby is a miracle from God who deserves to be loved, protected, and supported. At EveryLife, we believe in providing for — and protecting — the next generation. EveryLife Inc. was acquired by PublicSq. in February 2023 and launched on July 13, 2023. To learn more, please visit everylife.com.

Forward-Looking Statements

This press release contains forward-looking statements. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements may include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSq. held by the management team of PublicSq., the future financial condition and performance of PublicSq., and the products and markets and expected future performance and market opportunities of PublicSq. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) changes in the competitive industries and markets in which PublicSq. operates, or plans to operate; (ii) variations in performance across competitors, changes in laws and regulations affecting PublicSq.’s business, (iii) the ability of PublicSq. to implement its business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) the potential inability of PublicSq. to achieve its business and consumer growth and technical development plans, (v) the ability of PublicSq. to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSq. of the intellectual property rights of others, (vi) risk of loss of key influencers, media outlets and promoters of PublicSq.’s business or a loss of reputation of PublicSq. or reduced interest in the mission and values of PublicSq. and the segment of the consumer marketplace it intends to serve and (vii) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PublicSq. does not assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless and except as required by law. PublicSq. does not give any assurance that PublicSq. will achieve its expectations.

Contacts

Investors:

ICR,Inc.
investment@publicsq.com

Media:

JCONNELLY
psq@jconnelly.com